Exhibit 10.2 (a)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

RURAL CELLULAR CORPORATION

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO 2006 OMNIBUS INCENTIVE PLAN

THIS PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of May 25, 2006, by and between Rural Cellular Corporation, a Minnesota corporation (the “Company”), and (Employee’s Name) (“Employee”).
Recitals

A. The Company desires to provide the Employee an opportunity to acquire shares of its Class A common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its 2006 Omnibus Incentive Plan (the “Plan”), a copy of which has been made available to Employee and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.

B. The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.

ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

1.  Award of Performance Restricted Stock Units. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Employee as of the date hereof an award of performance restricted stock units (“PRSUs”) payable upon vesting in (Number of Shares) Shares (the “Award Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the PRSUs shall be the effective date hereof; provided, however, all of Employee’s right, title, and interest in and to the PRSUs and the Award Shares shall be subject to Section 2 below.

2.  Vesting of PRSUs and Award Shares.

(a)  Subject to Sections 2(b), (c), (d), (e), and (f), below, all of Employee’s right, title, and interest in and to the PRSUs and the Award Shares shall be contingent upon and subject to the continued full-time employment of Employee by the Company or its subsidiaries until December 31, 2008 (the “Vesting Period”). At the end of the Vesting Period, and provided that Employee is then a full-time employee of the Company or its subsidiaries, and, further provided, that the conditions set forth in Section 2(b) below have been met, Employee shall be deemed to be fully vested without restriction in all (or a portion, as appropriate) of the PRSUs.

(b)  The vesting of the PRSUs shall be further contingent on the Company having attained the Minimum Performance Goals described in the Appendix.

(c)  In the event of Employee’s voluntary or involuntarily termination from employment with the Company and its subsidiaries prior to the end of the Vesting Period, Employee shall forfeit all right, title, and interest in and to the Award Shares.

(d)  In the event that Employee is terminated from employment prior to December 31, 2006, because the Employee has died, become permanently disabled within the meaning of Section 105(b) (4) of the Internal Revenue Code of 1986, Employee shall thereupon become immediately vested in all of the PRSUs. The Award Shares will be delivered to the Employee, or in the event of the Employee’s death, the Employee’s estate or a person who has acquired the right

(e)  to the Award Shares by will or by the laws of descent and distribution, as soon as reasonably practicable following such event.

(f)  In the event that Employee is terminated from employment after December 31, 2006, but prior to the end of the Vesting Period because the Employee has died, become permanently disabled within the meaning of Section 105(b) (4) of the Internal Revenue Code of 1986, or retired at the Employee’s Social Security Retirement Age (as defined in the federal Social Security Act, as amended from time to time, and the related regulations), Employee shall thereupon become immediately vested in any PRSUs earned during the fiscal year ended December 31, 2006. The Company will deliver such Award Shares to the Employee, or in the event of the Employee’s death, the Employee’s estate or a person who has acquired the right to the Award Shares by will or by the laws of descent and distribution, as soon as reasonably practicable following such event.

(g)  In the event of a “Change in Control” of the Company as defined in the Plan, Employee shall thereupon become immediately vested without restriction in all of the PRSUs.

3.  Issuance and Delivery of Certificates for Award Shares. As soon as reasonably practicable after the vesting of all or any portion of the PRSUs pursuant to Section 2 above, the Company will deliver a certificate for the actual number of Award Shares in which Employee has become vested. Delivery of the certificate under this Section 3 shall be made at the principal office of the Company to the person or persons entitled thereto during ordinary business hours of the Company not more than thirty (30) days after the vesting of the Award Shares, or at such time and place and in such manner as may be agreed upon by the Company and the person or persons entitled to the Award Shares.

4.  Rights and Restrictions as a Shareholder. Pending the vesting of the PRSUs under Section 2 above, Employee shall have no voting rights, dividend rights, or other rights as a shareholder with respect to the Award Shares. Prior to issuance of the Award Shares, Employee shall not (i) sell, offer to sell, transfer, pledge, or hypothecate any record or beneficial interest in the Award Shares or (ii) grant any irrevocable proxies or irrevocable voting rights with respect to the Award Shares. Upon the vesting of all or any portion of the PRSUs pursuant to Section 2 above, Employee (or the person or persons then entitled to the Award Shares or any portion thereof pursuant to Section 2(d) or 2(e) above) shall have full rights as a shareholder with respect to the number of Award Shares delivered, including the right to transfer ownership of the Award Shares, subject to the restrictions described in Sections 7 and 8 hereof.

5.  Stock Dividends, Stock Splits, and Other Adjustments. During the time that the PRSUs are subject to the vesting restrictions set forth in Section 2 above, in the event of any merger, reorganization, consolidation, capitalization, stock dividend, stock split, or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the number of Shares subject to this Award (“Adjusted Shares”) as may be determined to be appropriate by the board of directors, in its sole discretion. As used herein, the term “Award Shares” includes any related Adjusted Shares.

6.  Withholding Taxes. Employee shall pay on a timely basis all withholding and payroll taxes and/or excise taxes required by law with respect to the Award Shares (collectively, “Withholding Taxes”). The delivery of any Award Shares (or portion thereof) to Employee under this Agreement shall be subject to and conditioned upon Employee’s payment of all applicable Withholding Taxes.

7.  Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended (and applicable state securities laws), is in effect with respect to the Award Shares on the date of issuance of the Award Shares, Employee agrees with, and represents to, the Company that Employee is acquiring the Award Shares for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Award Shares. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Award Shares to assure at all times that it will be in compliance with applicable federal and state securities laws.

8.  Legend on Shares of Affiliates. If Employee is deemed an affiliate of the Company on the date of issuance of the Award Shares, the Company may place a stop transfer order on its stock records

9.  with respect to the Award Shares, and the certificate(s) for the Award Shares may contain substantially the following legend:

“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”

10.  Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Employee for any cost, loss, or expense the Employee may incur in connection with, or arising out of any transaction under, this Agreement.

11.  No Guarantee of Employment or Future Awards. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company to employ the Employee on any terms or for any specific period of time. Further, nothing in this Agreement shall be construed as giving or denying the Employee any rights to receive future awards under the Plan or any other plan of the Company.

12.  Nontransferability. The rights of the Employee under this Agreement shall not be assigned, transferred, pledged, or otherwise hypothecated by the Employee other than by will or the laws of descent and distribution.

13.  Fractional Shares. No fraction of a share shall be deliverable pursuant to this Agreement, but in the event any adjustment hereunder of the number of the Award Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

14.  Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Employee with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties. In the event that the terms of the Plan and the Agreement are inconsistent, the terms of the Plan shall control.

15.  Governing Law. Any issue related to the formation, execution, performance, and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

16.  Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

RURAL CELLULAR CORPORATION

Accepted: __________________________ (Employee’s Name) Dated: ____________________________	By: __________________________________ Title: President_________________________

APPENDIX
Minimum Performance Goals

Vesting of the 70% of the Award Shares is contingent upon the Company’s achieving Budgeted EBITDA for the fiscal year ending December 31, 2006. Vesting of 30% of the Award Shares is contingent upon the Company’s achieving Budgeted Net Postpaid Customer Adds during the fiscal year ending December 31, 2006.

For purposes of this Agreement:

“EBITDA” shall mean earnings before interest, taxes, depreciation, and amortization.

“Budgeted EBITDA” shall mean the EBITDA that is reflected in the Company’s annual budget for the fiscal year ending December 31, 2006 approved by the board of directors and adopted in writing by the Committee within the time period required under Section 162(m) of the Internal Revenue Code and related regulations.

“Actual EBITDA” shall mean the EBITDA reflected in the Company’s audited financial statements for the fiscal year ending December 31, 2006.

“Net Postpaid Customer Adds” shall mean gross customer adds less disconnects for the fiscal year ending December 31, 2006.

“Budgeted Net Postpaid Customer Adds” shall mean the Net Postpaid Customer Adds reflected in the budget for fiscal 2006 as approved by the board of directors and adopted in writing by the Committee within the time period required under Section 162(m) of the Internal Revenue Code and related regulations.

“Actual Net Postpaid Customer Adds” shall mean the Net Postpaid Customer Adds reported by the Company in its Report on Form 10-K for the fiscal year ending December 31, 2006.

“Minimum Performance Goal” shall mean that Actual EBITDA is at least 90% of Budgeted EBITDA or Actual Net Postpaid Customer Adds are at least 90% of Budgeted Net Postpaid Customer Adds.

If a Minimum Performance Goal is met, 50% of the Award Shares linked to that Minimum Performance Goal will vest. The maximum number of Award Shares that will vest is 100%. If a Minimum Performance Goal is not met, the Award Shares linked to that Minimum Performance Goal will not vest.

Award Matrix

% of Budgeted Goal Achieved	% of Award Shares Earned*
Less than 90%	0%
90%	50%
100% or more	100%

*Straight-line interpolation is used to determine payouts when the actual performance is between points